Exhibit 10.9

ADDENDUM No. 1 to STOCK PURCHASE AGREEMENT, dated as of May 23, 2008 (this “Addendum”), by and between Grail Investment Corp., a Delaware corporation (the “Company”), and Grail Chalice SPAC Holdings LLC (“Purchaser”).

INTRODUCTION

The parties to the Stock Purchase Agreement, dated as of December 28, 2007, by and between the Company and Purchaser (the “Existing Agreement”) wish to amend the Existing Agreement to the extent (and only to the extent) provided herein. All capitalized terms used and not otherwise defined in this Addendum shall have the meaning set forth in the Existing Agreement.

In consideration of the mutual benefits to be derived from the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Purchaser agree as follows:

6. Forfeiture of Shares. Paragraph 6 is hereby amended and restated to read as follows:

(a) Purchaser shall forfeit 1,691,176 Shares to reduce to 14.2609% of the total outstanding Shares following the initial public offering (“IPO”) (assuming exercise in full of the over-allotment option), and no consideration or refund of any part of the Purchase Price shall be paid to Purchaser by the Company in connection with such forfeiture.

(b) If the underwriters in the IPO do not exercise in full their over-allotment option to be granted by the Company pursuant to an underwriting agreement by and among the underwriters and the Company, then the Purchaser shall forfeit the number of Shares necessary in order to maintain a 14.2609% ownership interest in the Company, and no consideration or refund of any part of the Purchase Price shall be paid to Purchaser by the Company in connection with such forfeiture.

(c) Purchaser shall forfeit to the Company the identical number of Shares issuable upon the settlement in Shares of the Company’s contingent value rights issued as part of the IPO, regardless of whether the Company settles the CVRs in Shares or cash, which could be up to an aggregate of 1,935,484 Shares.

IN WITNESS WHEREOF, each of the parties has caused this Addendum to be duly executed and delivered as of the date first above written.

GRAIL INVESTMENT CORP.

By:	/s/ John C. Siciliano
Name:	John C. Siciliano
Title:	President and Chief Executive Officer

GRAIL CHALICE SPAC HOLDINGS LLC

Member: Grail Partners LLC

By:	/s/ John C. Siciliano
Name:	John C. Siciliano
Title:	Managing Member

Member: The Chalice Fund, L.P.

By:	Grail Partners LLC, its General Partner

By:	/s/ John C. Siciliano
Name:	John C. Siciliano
Title:	Managing Member

Member: J. Clarke Gray

By:	/s/ J. Clarke Gray
Name:	J. Clarke Gray